POWER OF ATTORNEY

                                 WITH RESPECT TO

           GLENBROOK LIFE AND ANNUITY COMPANY VARIABLE ANNUITY ACCOUNT
                                  (REGISTRANT)

                                       AND

                       GLENBROOK LIFE AND ANNUITY COMPANY
                                   (DEPOSITOR)

        Know all men by these presents that the undersigned director of Glenbrook Life and Annuity Company constitutes and appoints Michael J. Velotta, as his true and lawful attorney-in-fact and agent, with full power of substitution, for him in any and all capacities, to sign any registration statements of Glenbrook Life and Annuity Company and its Glenbrook Life and Annuity Company Variable Annuity Account and any amendments thereto, and to file the same, with exhibits and other documents in connection therewith, with the Securities and Exchange Commission or any other regulatory authority as may be necessary or desirable, hereby ratifying and confirming all that each of said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

March 12, 2003

/s/ CASEY J.SYLLA
-----------------------
Casey J. Sylla
Director, President and Chief Executive Officer